As filed with the Securities and Exchange Commission on May 16, 2000
                                                   Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               KASPER A.S.L., LTD.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                      22-3497645
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                                  77 METRO WAY
                           SECAUCUS, NEW JERSEY 07094
                                 (201) 864-0328
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                               KASPER A.S.L., LTD.
                            1999 SHARE INCENTIVE PLAN
                              (Full Title of Plan)

                               MARY ANN DOMURACKI
              EXECUTIVE VICE PRESIDENT - FINANCE AND ADMINISTRATION
                               KASPER A.S.L., LTD.
                                  77 METRO WAY
                           SECAUCUS, NEW JERSEY 07094
                                 (201) 864-0328
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                            JEFFREY J. WEINBERG, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                   Proposed Maximum       Proposed Maximum
Title of Each Class of Securities to be        Amount to be         Offering Price            Aggregate             Amount of
             Registered                        Registered(1)         Per Share(2)         Offering Price(2)     Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share       2,500,000 shares           $2.81               $7,025,000             $1,854.60
==================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales price of the Registrant's Common Stock as reported on the National Association of Securities Dealers, Inc. Automated Quotation System National Market on May 10, 2000.

================================================================================


NY2:\894504\07\J67C07!.DOC\55745.0005

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed with the Securities and Exchange Commission (the "Commission") by Kasper A.S.L., Ltd. (the "Company") are incorporated herein by reference as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000;

         (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000 (the "10-Q");

         (c) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 2000, the end of the Company's fiscal year covered by the annual report referred to in (a) above; and

         (d) Item 1, "Description of Registrant's Securities," contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 1, 1998 (File No. 0-24179).

                     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                     Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director has actually and reasonably incurred.

                     Section 145 further provides that the indemnification and advancement of expenses provided by the provisions of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                     The Company's Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws provide for indemnification of its directors and officers to the fullest extent permitted by law.

                     The directors and officers of the Company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act or 1933, as amended (the "Securities Act") which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.  EXHIBITS.

     4(a)    -    Amended and Restated Certificate of Incorporation
                  (incorporated by reference to Exhibit No. 4 to the Company's
                  Report on Form 8-K, filed with the Commission on July 14, 1997
                  (the "Form 8-K").

     4(b)    -    Amendment to the Company's Amended and Restated Certificate of
                  Incorporation (incorporated by reference to the Company's
                  Registration Statement on Form S-1, filed with the Commission on December 5, 1997 (File No. 333-41629) (the "1997
                  Registration Statement")).

     4(c)    -    Amendment to the Company's Amended and Restated Certificate of
                  Incorporation, as amended (incorporated by reference to the Company's Proxy Statement for the 1999 Annual Meeting of
                  Stockholders, filed with the Commission on August 13, 1999).

     4(d)    -    Amended and Restated By-laws (incorporated by reference to
                  Exhibit No. 3.1 to the 10-Q).

     4(e)    -    Kasper A.S.L., Ltd. 1999 Share Incentive Plan (incorporated by reference to the Company's Proxy Statement for the Re-Adjournment of the 1999 Annual Meeting of Stockholders, filed with the Commission on January 28, 2000).

     5       -    Opinion of Weil, Gotshal & Manges LLP.

     23(a)   -    Consent of Arthur Andersen LLP.

     23(b)   -    Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

     24      -    Power of Attorney (included as part of the signature pages to this Registration Statement).

ITEM 9.      UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
                     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

                     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Secaucus, State of New Jersey, on this 9th day of May, 2000.

                                  KASPER A.S.L., LTD.

                                  By: /s/  Mary Ann Domuracki
                                      ----------------------------------------
                                      Name: Mary Ann Domuracki
                                      Title: Executive Vice President -
                                             Finance and Administration

                                POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Arthur S. Levine, Lester E. Schreiber, Mary Ann Domuracki and Gwen J. Gepfert, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                                       Title                                          Date
            ---------                                       -----                                          ----
 /s/  Arthur S. Levine                 Chairman of the Board of Directors and Chief                   May 9, 2000
-------------------------------        Executive Officer (principal executive officer)
Arthur S. Levine


 /s/  H. Sean Mathis                   Director                                                       May 9, 2000
-------------------------------
H. Sean Mathis


 /s/  William J. Nightingale           Director                                                       May 9, 2000
-------------------------------
William J. Nightingale


 /s/  Salvatore M. Salibello           Director                                                       May 9, 2000
-------------------------------
Salvatore M. Salibello


 /s/  Denis J. Taura                   Director                                                       May 9, 2000
-------------------------------
Denis J. Taura


 /s/  Olivier L. Trouveroy             Director                                                       May 9, 2000
-------------------------------
Olivier L. Trouveroy


 /s/  Lester E. Schreiber              Chief Operating Officer and                                    May 9, 2000
-------------------------------        Director
Lester E. Schreiber


 /s/  Mary Ann Domuracki               Executive Vice President--                                     May 9, 2000
-------------------------------        Finance & Administration (principal financial
Mary Ann Domuracki                     officer)


 /s/  Gwen J. Gepfert                  Chief Financial Officer (principal accounting                  May 9, 2000
-------------------------------        officer)
Gwen J. Gepfert


                                  EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION

4(a)     -        Amended and Restated Certificate of Incorporation
                  (incorporated by reference to Exhibit No. 4 to the Form 8-K).

4(b)     -        Amendment to the Company's Amended and Restated Certificate of
                  Incorporation (incorporated by reference to the 1997
                  Registration Statement).

4(c)     -        Amendment to the Company's Amended and Restated Certificate of
                  Incorporation, as amended (incorporated by reference to the Company's Proxy Statement for the 1999 Annual Meeting of
                  Stockholders, filed with the Commission on August 13, 1999).

4(d)     -        Amended and Restated By-laws (incorporated by reference to
                  Exhibit No. 3.1 to the 10-Q).

4(e)     -        Kasper A.S.L., Ltd. 1999 Share Incentive Plan (incorporated by reference to the Company's Proxy Statement for the Re-Adjournment of the 1999 Annual Meeting of Stockholders, filed with the Commission on January 28, 2000).

5        -        Opinion of Weil, Gotshal & Manges LLP.

23(a)    -        Consent of Arthur Andersen LLP.

23(b)    -        Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24      -         Power of Attorney (included as part of the signature pages to this Registration Statement).